INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-34263) of U.S. Restaurant Properties, Inc. of our report dated March 19, 1998, appearing in this Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Dallas, Texas
March 19, 1998